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                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF SULLIVAN & CROMWELL]


                                                                    June 9, 1998


Western Resources, Inc.,
  818 Kansas Avenue,
    Topeka, Kansas 66612.

Ladies and Gentlemen:

          We have acted as counsel to Western Resources, Inc. ("Western Resources") in connection with its planned acquisition of 80.1% of the shares of common stock of Kansas City Power & Light Company ("KCPL"), as more fully described in the Registration Statement to which this opinion is attached as an exhibit. Capitalized terms used but not defined herein shall have the meanings specified in the Registration Statement.

          We have assumed with your consent that (i) the transactions contemplated by the Registration Statement will be effected in accordance with the description set forth in the Registration Statement and (ii) the representations contained in the letters of representation from Western Resources and KCPL to us dated June 9, 1998 were true and correct when made and will be true and correct at the KCPL Effective Time and the KGE Effective Time.

          On the basis of the foregoing, and our consideration of such other matters of fact and law as we have deemed
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Western Resources, Inc.                                                     -2-

necessary or appropriate, it is our opinion, under presently applicable federal income tax law, that:

          (i) the KCPL Merger will qualify as a reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986, as amended (the "Code");

          (ii) the KGE Merger will qualify as a reorganization within the meaning of Section 368 (a) of the Code;

          (iii) no gain or loss will be recognized by holders of KCPL Common Stock who exchange their KCPL Common Stock for Westar Energy Common Stock and Western Resources Common Stock in connection with the KCPL Merger and the KGE Merger (except to the extent that cash is received in lieu of fractional shares of Western Resources Common Stock);

          (iv) assuming there are no Dissenting Shares, the aggregate tax basis of a holder's KCPL Common Stock will be apportioned approximately 19.9% to the Westar Energy Common Stock and approximately 80.1% to the Western Resources Common Stock (including fractional shares) received in connection with the KCPL Merger and the KGE Merger and

          (v) a holder's holding period in KCPL Common Stock will carry over to the Westar Energy Common Stock and the Western Resources Common Stock (including fractional shares) received in
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Western Resources, Inc.                                                     -3-

      connection with the KCPL Merger and the KGE Merger, provided such KCPL Common Stock was held as a capital asset at the KCPL Effective Time.

          We express no opinion as to the effect of the KCPL Merger or the KGE Merger on any stockholder that is required to recognize unrealized gains and losses for federal income tax purposes at the end of each taxable year under a mark-to-market system.

          The federal income tax consequences described above may not be applicable to particular categories of shareowners of KCPL or Western Resources, including (i) shareowners who acquired shares of KCPL Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, (ii) individuals who are not citizens or residents of the United States, (iii) foreign corporations and (iv) entities that are otherwise subject to special tax treatment under the Code (such as insurance companies, securities dealers, financial institutions, tax-exempt entities, regulated investment companies and persons that hold KCPL Common Stock as part of a "straddle", "hedging transaction" or "conversion transaction").

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are within the
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Western Resources, Inc.                                                     -4-

category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Sullivan & Cromwell